EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No.333-103939 on Form S-8/A of our reports dated March 13, 2009, relating to the consolidated financial statements of Jones Soda Co. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
March 16, 2009